UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2006

ACE Securities Corp. (as depositor under a Pooling and Servicing Agreement, dated as of October 1, 2006, providing for, inter alia, the issuance of ACE Securities Corp. Home Equity Loan Trust, Series 2006-FM2 Asset Backed Pass-Through Certificates)

ACE Securities Corp. Home Equity Loan Trust, Series 2006-FM2
(Exact name of issuer as specified in its charter)

ACE Securities Corp.
(Exact name of depositor as specified in its charter)

DB Structured Products, Inc.
(Exact name of sponsor as specified in its charter)

Delaware	333-131727-17	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6525 Morrison Blvd., Suite 318 Charlotte, North Carolina		28211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (704) 365-0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Materially Definitive Agreement
Amendment to Mortgage Loan Purchase Agreement

On October 30, 2006, a certain pool of mortgage loans (the “Mortgage Loans”) was sold by DB Structured Products, Inc. (the “Seller”) to ACE Securities Corp. (the “Purchaser”) pursuant to a Mortgage Loan Purchase Agreement, dated as of October 30, 2006 (the “Agreement”), by and between the Purchaser and the Seller, which Agreement was included in an exhibit attached to a Form 8-K filed with the United States Securities & Exchange Commission on November 20, 2006. The Purchaser and the Seller entered into Amendment Number One to the Agreement (the “Amendment”), dated as of December 19, 2006, attached hereto as Exhibit 4.1. The Amendment reflects the addition of certain representations and warranties to the Agreement.

Item 9.01 Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
4.1
Amendment Number One, dated as of December 19, 2006, to the Mortgage Loan Purchase Agreement, dated as of October 30, 2006, by and between DB Structured Products, Inc., as seller, and ACE Securities Corp., as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2006

ACE SECURITIES CORP. By: /s/ Evelyn Echevarria Name: Evelyn Echevarria Title: Vice President By: /s/ Doris Hearn Name: Doris Hearn Title: Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Amendment Number One, dated as of December 19, 2006, to the Mortgage Loan Purchase Agreement, dated as of October 30, 2006, by and between DB Structured Products, Inc., as seller, and ACE Securities Corp., as purchaser.	6